November 5, 2009

Garb Announces Increase of Number of Directors from 5 to 7 and Appointment of New Chairman of the Board

SALT LAKE CITY—(BUSINESS WIRE)—Garb-Oil & Power Corporation (OTCBB:GARB.OB) www.garbop.com announces that the company’s Board of Directors has appointed Mr. John Rossi as the new Chairman of the Board. The Board also strategically increased the number of Directors for Garb-Oil & Power Corporation from five to seven and appointed Mr. John Wright and Ms. Lynette Williams to these new positions. The other five Directors will remain the same.

The seven Directors provide Garb with the necessary expertise and experience to guide the company through its growth phase over the next five years.

About Garb-Oil & Power Corporation

Garb is a company dedicated to the production and sale of machinery for the processing of a wide range of waste categories with a specialization in waste rubber. Garb possesses a unique technology for processing OTR tires. Garb designs and constructs plants for processing waste on a turnkey basis. Garb specializes in refining waste rubber from tires of all types and technical rubber products. The types and grades of crumb rubber produced from Garb plants are the most desirable and best recycled rubber for manufacturing rubber products.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this document that are not historical fact, are forward-looking statements based upon management's current expectations. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. The results anticipated by any or all of these forward-looking statements may not occur. Garb-Oil & Power Corporation is not required to update its forward-looking statements.

SOURCE: Garb-Oil & Power Corporation

CONTACT:

Garb-Oil & Power Corporation

Matthew Shepard, President, +1-801-832-9865

info@garbmail.com

www.garb-oil.com